UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2013

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Erie Indemnity Company (the "Registrant") received a Complaint on February 6, 2013, that is captioned "Erie Insurance Exchange, an unincorporated association, by members Patricia R. Beltz, Joseph S. Sullivan and Anita Sullivan, and Patricia R. Beltz, on behalf of herself and others similarly situate, Plaintiffs, vs. Richard L. Stover; J. Ralph Borneman, Jr.; Terrence W. Cavanaugh; Jonathan Hirt Hagen; Susan Hirt Hagen; Thomas B. Hagen; C. Scott Hartz; Claude C. Lilly, III; Lucian L. Morrison; Thomas W. Palmer; Martin P. Sheffield; Elizabeth H. Vorsheck; and Robert C. Wilburn, Defendants". The Complaint was filed on February 6, 2013, in the United States District Court for the Western District of Pennsylvania. The individuals named as Plaintiffs are alleged to be policyholders (subscribers) of the Erie Insurance Exchange (the "Exchange"). The individuals named as Defendants comprise the Board of Directors of the Registrant.

The Complaint asserts many of the same allegations made in an action brought against the Registrant by, among others, Plaintiffs Joseph S. Sullivan, Anita Sullivan and Patricia R. Beltz that was previously described by the Registrant in its Quarterly Report on Form 10-Q which was filed with the Securities and Exchange Commission on November 1, 2012.

The Complaint asserts two causes of action: (1) a class action claim brought by Plaintiff Patricia R. Beltz on behalf of all policyholders of the Exchange and (2) a non-class action claim brought by the Plaintiffs on behalf of the Exchange, or, in the alternative, a derivative claim brought by the Plaintiffs on behalf of the Exchange. Both causes of action are based on allegations that the Defendants breached their fiduciary duties to the Exchange by causing the Registrant to retain Services Charges (installment fees) and Added Services Charges (late fees and policy reinstatement fees) that should have been paid to the Exchange. The first cause of action seeks damages plus pre-judgment and post-judgment interest and costs of suit on behalf of the class consisting of all policyholders of the Exchange. The second cause of action seeks compensatory and punitive damages plus post-judgment interest and costs on behalf of the Exchange. The Complaint alleges that the total of the Services Charges and Additional Services Charges retained during the period from 1998 through 2011 amounted to approximately $308 million.

Reference is made to the Registrant’s "Safe Harbor" Statement that is set forth in its Quarterly Report on Form 10-Q, which was filed with the Commission on November 1, 2012, which is incorporated herein by this reference. In addition to the forward-looking statements and risk factors listed in that "Safe Harbor" Statement, there can be no assurance regarding the final disposition of the matters asserted in the Complaint. Registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

February 8, 2013	By:	James J. Tanous

Name: James J. Tanous
Title: Executive Vice President, Secretary and General Counsel